Exhibit 99.1

Contact:

Allison Wey

Vice President, Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES ANNOUNCES

THE EXPIRATION OF THE “GO SHOP” PERIOD, RECEIPT OF EARLY TERMINATION OF HSR

WAITING PERIOD AND SPECIAL MEETING DATE

Woodcliff Lake, N.J., August 27, 2012—Par Pharmaceutical Companies, Inc. (NYSE: PRX) today announced the expiration of the “go shop” period pursuant to the terms of the previously announced merger agreement dated as of July 14, 2012, between the Company and affiliates of TPG.

During the “go shop” process, the Company was permitted, on the terms and subject to the conditions of the merger agreement, to initiate, solicit and encourage inquiries from and engage in discussions with third parties relating to alternative acquisition proposals from the date of the merger agreement until 11:59 p.m., New York City time, on August 24, 2012. The Company engaged in an active and extensive solicitation of 42 potentially interested parties in connection with the “go shop” period, which resulted in three parties negotiating and entering into confidentiality agreements with the Company. Despite its solicitation efforts, the Company did not receive any alternative acquisition proposals during the “go shop” period.

The Company also announced that the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act as of August 24, 2012.

The Company has scheduled a special meeting of shareholders for Thursday, September 27, 2012, to adopt the merger agreement. The record date for the special meeting is August 24, 2012.

About Par

Par Pharmaceutical Companies, Inc. is a U.S.-based specialty pharmaceutical company. Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets high-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Important Notice and Additional Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Par Pharmaceutical Companies, Inc. by an affiliate of TPG. In connection with the proposed transaction, Par has filed a preliminary proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). Par intends to file the definitive proxy statement with the SEC on or about August 27, 2012. Investors and stockholders of Par are advised to read the definitive proxy statement and these other materials because they contain important information about Par and the proposed transaction. Investors and stockholders may obtain a free copy of the proxy statement and other documents filed by Par with the SEC at the SEC web site at www.sec.gov. Copies of the proxy statement and other filings made by Par with the SEC can also be obtained, free of charge, by directing a request to Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake NJ 07677, Attn: Investor Relations. The proxy statement and such other documents are also available for free on Par’s web site at www.parpharm.com as soon as reasonably practicable after Par electronically files such material with, or furnish it to, the SEC.

Participants in the Solicitation

Par and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from Par’s stockholders in connection with the proposed acquisition transaction. Information regarding the directors and executive officers of Par is set forth in the proxy statement for Par’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2012, and in Par’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 28, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement relating to the proposed acquisition and other relevant materials filed with the SEC. Investors should read the proxy statement carefully before making any voting or investment decisions.

Safe Harbor Statement

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate”, “believe” or “project,” or the negative of those words or other comparable words. Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to Par as of the date hereof, and, subject to any applicable law to the contrary, Par undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Par’s actual results to differ from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the merger by Par’s stockholders; the ability to obtain regulatory approvals of the transactions contemplated by the merger agreement on the proposed terms and schedule; the failure of Par’s stockholders to approve the transactions contemplated by the merger agreement; Par’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the merger agreement; the risk that the transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Par’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012, in other of Par’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.